SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  September 30, 2004

Credit Suisse First Boston Mortgage Securities Corp.,

CSFB Series 2004-AR7,

Mortgage-Backed Pass-Through Certificates, Series 2004-AR7

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-115435	13-3320910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Madison Avenue
New York, New York 10010
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 325-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

Credit Suisse First Boston Mortgage Securities Corp. (the “Company”) entered into a Pooling and Servicing Agreement dated as of July 1, 2004 (the “Agreement”) among the Company, in its capacity as depositor (in such capacity, the “Depositor”), DLJ Mortgage Capital, Inc., as a seller (in such capacity, a “Seller”), Wells Fargo Bank, N.A., as a master servicer (in such capacity, a “Master Servicer”), as a servicer (in such capacity, a “Servicer”), as back-up servicer (in such capacity, the “Back-Up Servicer”) and as trust administrator (in such capacity, a “Trust Administrator”), Washington Mutual Mortgage Securities Corp., as a seller (in such capacity a “Seller”) and as a servicer (in such capacity, a “Servicer”), GreenPoint Mortgage Funding, Inc. as a servicer (in such capacity, a “Servicer”), Select Portfolio Servicing, Inc., as a servicer (in such capacity, a “Servicer”), Wilshire Credit Corporation, as special servicer (in such capacity, the “Special Servicer”) and U.S. Bank National Association, as trustee (the “Trustee”).  The Certificates were issued on July 29, 2004.  The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

The Pooling and Servicing Agreement dated as of July 1, 2004, by and among the Company, the Seller, the Servicers, the Back-Up Servicer, the Special Servicer, the Master Servicer, the Trustee and the Trust Administrator.

SIGNATURES

Filings Made by the Registrant.  The registrant has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 30, 2004.

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

By: /s/ John P. Graham

Name: John P. Graham

Title:   Vice President

Exhibit Index

Exhibit

Page

99.1

Pooling and Servicing Agreement dated as of July 1, 2004,

5

by and among the Company, the Seller, the Servicers, the

Back-Up Servicer, the Master Servicer, the Special Servicer,

the Trustee and the Trust Administrator.

EXHIBIT 99.1